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April 5, 1996



THE TODD-AO CORPORATION
900 N. Seward Street
Hollywood, CA  90038
Attention:  Salah M. Hassanein
            President

     Re:  The Todd-AO Corporation Credit
          Agreement dated as of December 2, 1994
          --------------------------------------

Gentlemen:

     Bank of America National Trust and Savings Association ("Bank") is pleased to amend the Credit Agreement dated as of December 2, 1994, as amended, between The Todd-AO Corporation and Bank (the "Agreement") by amending the definition of "Revolving Loan Commitment" in Section 1.2 of the Agreement by deleting "$10,000,000" and inserting "$16,000,000" in lieu thereof. All other terms and conditions in the Agreement shall remain unchanged.

     The effectiveness of this amendment is subject to Bank's receipt of an amendment fee equal to 1% of the increase in the Revolving Loan Commitment ($60,000), not later than Friday, April 19, 1996, and the Borrower and Guarantors signing a copy of this amendment.

     This amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

     Please sign and return this amendment no later than the above date. This amendment shall not become effective, and shall be deemed null and void if this amendment is not

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THE TODD-AO CORPORATION
April 5, 1996
Page 2

signed, and returned and the amendment fee is not received, by the Bank by the close of business on the above date.


                    Very truly yours,

                    BANK OF AMERICA NATIONAL
                    TRUST AND SAVINGS ASSOCIATION


                    By:
                       -----------------------------
                             Fred L. Thorne
                             Vice President


AGREED AND ACCEPTED:

THE TODD-AO CORPORATION,
a Delaware corporation


By:
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Title:
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                              CONSENT OF GUARANTORS
                              ---------------------


Each of the undersigned, as a Guarantor under its Continuing Guaranty dated as of December 2, 1994, hereby consents to the foregoing letter amendment to Credit Agreement and confirms that its Continuing Guaranty remains in full force and effect after giving effect thereto.


Dated:               , 1996
      ---------------

                    TODD-AO PRODUCTIONS INC.
                    TODD-AO STUDIOS EAST INC.
                    TODD-AO DIGITAL IMAGES
                    TODD-AO VIDEO SERVICES
                    TODD-AO STUDIOS WEST


                    By:
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                    Title:
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